Exhibit 99.1

Contact:	Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports Fourth Quarter and Full Year Results

MELVILLE, N.Y., February 4, 2010—FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, today announced financial results for its fourth quarter and full year ended December 31, 2009.

Revenues for the fourth quarter of 2009 were $22.4 million, compared with $23.4 million for the same period a year ago.  GAAP loss from operations for the quarter was $3.3 million, compared with a loss of $0.2 million in the fourth quarter of 2008.  GAAP net loss for the quarter was $1.5 million, or $0.03 per basic share, compared with net income of $0.6 million, or $0.01 per diluted share, in the fourth quarter of 2008.  Stock-based compensation expense was $2.1 million in the fourth quarter of 2009 and $2.5 million in the fourth quarter of 2008.

Non-GAAP loss from operations was $1.2 million in the fourth quarter of 2009, compared with operating income of $2.3 million for the same period a year ago.  Non-GAAP net loss was $0.8 million or $0.02 per share in the fourth quarter of 2009, compared with net income of $2.0 million, or $0.04 per diluted share, in the fourth quarter of 2008. Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

For the year ended December 31, 2009, revenues increased 3 percent to $89.5 million, compared with $87.0 million for the same period a year ago.  GAAP loss from operations for 2009 was $6.3 million compared with income from operations of $1.0 million in 2008.  GAAP net loss was $3.1 million, or $0.07 per share for the year ended December 31, 2009, compared with net income of $1.2 million, or $0.02 per diluted share, in the same period a year ago.  Stock-based compensation expense was $8.8 million in 2009 and $9.1 million in 2008.

Non-GAAP income from operations was $2.5 million for the year ended December 31, 2009, compared with $10.1 million in 2008.  Non-GAAP net income was $2.8 million in 2009, or $0.06 per diluted share, compared with $7.8 million, or $0.16 per diluted share in the same period a year ago. Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

The Company closed the year with $41.8 million in cash, cash equivalents, and marketable securities.  Cash flow from operations for the full year was $8.8 million.  Deferred revenue at December 31, 2009 was $22.2 million.

“Though revenues for fiscal year 2009 fell short of projections, our revenues continued to grow in one of the slowest economies in decades,” said ReiJane Huai, chairman and CEO of FalconStor Software.  "Our investment in global non-OEM channels has produced 15 percent annual software revenue growth by enabling our partners to deliver storage virtualization, deduplication and continuous data protection solutions with compelling price/performance ratio and profit margins.  We are confident in our ability to accelerate sales and earnings growth by leveraging the channel momentum, strategic alliances, product innovations and credible enterprise references.”

“FalconStor is well positioned to deliver a comprehensive suite of data protection solutions,” said Jim McNiel, chief strategy officer of FalconStor Software.  “The careful packaging and positioning of these technically advanced offerings will help to move FalconStor firmly into the $10 billion storage management market.”

The Company will host a conference call to discuss its final financial results on Thursday, Feb. 4, 2010, at 4:30 p.m. EST. To participate in the conference call, please dial:

Toll Free: 1-877-941-8631
International: +1-480-629-9820

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=131600252&RG=1&UID

Meeting: FalconStor Q4 2009 Earnings
Meeting password: q4numbers
Meeting Number: 488 522 512

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning Feb. 4 at 6:30 p.m. EST through 11:59 p.m. EST on Feb. 9. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4202073, or visit our website at www.falconstor.com/investors.asp.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.  We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making.  For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection.  FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity, and simplicity.  The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection. FalconStor products are available from major OEMs and solution providers including 3Com, Acer, COPAN Systems, Data Direct Networks, Dynamic Solutions International, EMC, IBM, Pillar Data Systems, Spectra Logic, and Sun and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region.  For more information, visit www.falconstor.com or call 1-866-NOW-FALC (1-866-669-3252).

###

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, and IPStor are registered trademarks, and TOTALLY Open is a trademark of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,752,528	$22,364,235
Marketable securities	24,952,966	19,279,010
Accounts receivable, net	24,948,261	25,015,848
Prepaid expenses and other current assets	2,717,260	2,468,632
Deferred tax assets, net	4,320,773	4,296,297

Total current assets	72,691,788	73,424,022

Property and equipment, net	7,601,727	7,963,019
Long-term marketable securities	1,077,466	1,166,945
Deferred tax assets, net	9,698,859	5,739,195
Other assets, net	2,958,229	2,544,545
Goodwill	4,150,339	4,150,339
Other intangible assets, net	823,416	1,375,695

Total assets	$99,001,824	$96,363,760

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,570,190	$738,140
Accrued expenses	8,454,743	8,288,732
Deferred revenue, net	16,570,076	16,068,370

Total current liabilities	26,595,009	25,095,242

Other long-term liabilities	608,907	199,323
Deferred revenue, net	5,644,994	5,992,843

Total liabilities	32,848,910	31,287,408

Commitments and Contingencies

Total stockholders' equity	66,152,914	65,076,352

Total liabilities and stockholders' equity	$99,001,824	$96,363,760

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenues:
Software license revenue	$13,808,201	$15,992,436	$58,154,948	$58,590,246
Maintenance revenue	6,653,271	6,456,499	25,476,989	23,283,094
Software services and other revenue	1,967,835	930,826	5,827,244	5,151,520
	22,429,307	23,379,761	89,459,181	87,024,860

Operating expenses:
Amortization of purchased and capitalized software	179,825	37,236	718,448	221,344
Cost of maintenance, software services and other revenue	4,701,228	3,477,803	16,196,959	13,652,894
Software development costs	6,756,080	6,936,685	26,761,384	25,296,404
Selling and marketing	11,231,875	10,418,804	42,255,099	38,096,693
General and administrative	2,878,897	2,668,073	9,875,254	8,745,777
	25,747,905	23,538,601	95,807,144	86,013,112
Operating (loss) income	(3,318,598)	(158,840)	(6,347,963)	1,011,748

Interest and other (loss) income, net	(146,614)	454,040	(127,803)	1,688,699

(Loss) income before income taxes	(3,465,212)	295,200	(6,475,766)	2,700,447

(Benefit) provision for income taxes	(1,988,159)	(342,884)	(3,383,061)	1,497,635

Net (loss) income	$(1,477,053)	$638,084	$(3,092,705)	$1,202,812

Basic net (loss) income per share	$(0.03)	$0.01	$(0.07)	$0.03

Diluted net (loss) income per share	$(0.03)	$0.01	$(0.07)	$0.02

Weighted average basic shares outstanding	44,690,260	46,277,252	44,781,918	47,858,679
Weighted average diluted shares outstanding	44,690,260	46,866,381	44,781,918	49,496,736

FalconStor Software, Inc. and Subsidiaries
Non-GAAP Operating Data
GAAP Reconciliation
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

GAAP (loss) income from operations	$(3,318,598)	$(158,840)	$(6,347,963)	$1,011,748
Add: non-cash stock option expense (1)	2,114,893	2,503,996	8,827,441	9,084,516
Non-GAAP (loss) income from operations	(1,203,705)	2,345,156	2,479,478	10,096,264

GAAP net (loss) income	$(1,477,053)	$638,084	$(3,092,705)	$1,202,812
Add: non-cash stock option expense, net of income taxes (2)	702,774	1,399,462	5,890,516	6,599,822

Non-GAAP net (loss) income	(774,279)	2,037,546	2,797,811	7,802,634

GAAP operating margins	(15%)	(1%)	(7%)	1%
Add: non-cash stock option expense (1)	9%	11%	10%	10%
Non-GAAP operating margins	(5%)	10%	3%	12%

GAAP Basic EPS	$(0.03)	$0.01	$(0.07)	$0.03
Add: non-cash stock option expense, net of income taxes (2)	0.02	0.03	0.13	0.14
Non-GAAP Basic EPS	(0.02)	0.04	0.06	0.16

GAAP Diluted EPS	$(0.03)	$0.01	$(0.07)	$0.02
Add: non-cash stock option expense, net of income taxes (2)	0.02	0.03	0.13	0.13
Non-GAAP Diluted EPS	(0.02)	0.04	0.06	0.16

Weighted average basic shares Outstanding (GAAP and as adjusted)	44,690,260	46,277,252	44,781,918	47,858,679
Weighted average diluted shares Outstanding (GAAP and as adjusted)	44,690,260	46,866,381	46,061,399	49,496,736

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Cost of maintenance, software services and other revenue	$384,641	$440,323	$1,534,208	$1,449,065
Software development costs	754,368	917,639	3,057,145	3,240,711
Selling and marketing	682,834	912,781	3,107,877	3,531,375
General and administrative	293,050	233,253	1,128,211	863,365

Total non-cash stock-based compensation expense	$2,114,893	$2,503,996	$8,827,441	$9,084,516

Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three and twelve months ended December 31, 2009 and 2008, net of related income tax effects.